UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 20, 2021

OppFi Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39550	85-1648122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 E. Randolph Street, Suite 3400 Chicago, Illinois 60601
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (312) 212-8079

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	OPFI	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OPFI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2021, the board of directors (the “Board”) of OppFi Inc., a Delaware corporation (the “Company”), appointed Mr. Neville Crawley, the Company’s President, to succeed Mr. Jared Kaplan as the Company’s Chief Executive Officer, effective December 31, 2021 (the “Effective Date”). The Board also appointed Mr. Crawley as a director, effective as of the Effective Date. Mr. Kaplan will continue to serve as a director of the Company.

Except pursuant to Mr. Crawley’s existing employment agreement, dated July 8, 2021, which was filed as an exhibit to the Company’s Current Report on Form 8-K on July 26, 2021 and is incorporated herein by reference, there are no arrangements or understandings between Mr. Crawley and any other person pursuant to which he was appointed as Chief Executive Officer or as a director of the Company and no family relationships between Mr. Crawley and any director or executive officer of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Crawley had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

The Company has agreed to continue to pay Mr. Kaplan his current base salary and reimbursements for COBRA healthcare expenses for 12 months following the Effective Date, to award Mr. Kaplan a bonus for the 2021 fiscal year, subject to the achievement of previously determined financial and operating metrics, to continue to vest Mr. Kaplan’s profits interests granted pursuant to the OppFi Management Holdings, LLC Profits Interest Plan through October 1, 2022 and to continue to vest Mr. Kaplan’s non-qualified stock options (the “Options”) and restricted stock units (the “RSUs”) granted pursuant to the OppFi Inc. 2021 Equity Incentive Plan on July 21, 2021 and October 1, 2021, respectively, such that the Options and the RSUs will continue to vest through July 21, 2022 and October 1, 2022, respectively, provided in each case that Mr. Kaplan remains a director until the respective vesting date. Mr. Kaplan will execute a release of claims in favor of the Company and be subject to customary restrictive covenants, including non-competition and non-solicitation covenants.

Item 7.01 Regulation FD Disclosure.

On December 20, 2021, the Company issued a press release announcing the appointment of Mr. Crawley. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

99.1	Press Release from OppFi Inc., dated December 20, 2021.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPPFI INC.

Date: December 20, 2021	By:	/s/ Shiven Shah
	Name:	Shiven Shah
	Title:	Chief Financial Officer